Exhibit 5.1

Ballard Spahr LLP
100 North City Parkway, Suite 1750
Las Vegas, NV 89106-4617

April 22, 2015

Chembio Diagnostics, Inc.
3661 Horseblock Road
Medford, New York 11763

                          Re:Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as Nevada counsel to Chembio Diagnostics, Inc., a Nevada corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") on or about the date referenced above under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of a total of 1,006,868 shares of the Corporation's common stock, par value $0.01 per share (the "Shares"), of which 800,000 shares are issuable from time to time pursuant to awards granted under the Chembio Diagnostics, Inc. 2014 Stock Incentive Plan (the "Plan"), and of which a total of 206,868 shares are issuable upon the exercise of stock options granted pursuant to the Employment Agreement by and between the Corporation and John Sperzel effective as of March 13, 2014 (the "Employment Agreement").
In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on May 14, 1999, as amended; (b) the Amended and Restated Bylaws of the Corporation, as amended; (c) the Plan; (d) the Employment Agreement; and (e) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.
The opinion expressed below is based on the assumption that the Registration Statement has been filed by the Corporation with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan or the Employment Agreement, as applicable, and will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares.  We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued pursuant to the terms of the  Plan or the Employment Agreement, as applicable, and, upon the issuance of any of the Shares, the total number of shares of common stock of the Corporation issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Corporation is then authorized to issue under its Articles of Incorporation, as amended.
On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Shares issuable in connection with the Plan and the Employment Agreement have been duly authorized and, when issued in accordance with the terms and conditions of the Plan or the Employment Agreement, as applicable, will be validly issued, fully paid and nonassessable.
This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.
We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.
We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Ballard Spahr LLP